                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                               [_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

                              PC CONNECTION, INC.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transactions apply:

     (2)  Aggregate number of securities to which transactions apply:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

     (4)   Proposed maximum aggregate value of transactions:

     (5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)   Amount previously paid:

  (2)  Form, Schedule or Registration No.:

  (3)   Filing Party:

  (4)   Date Filed:

                              PC CONNECTION, INC.
                               730 Milford Road
                        Merrimack, New Hampshire 03054
                                (603) 423-2000

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 24, 2001

                               ----------------

  The Annual Meeting of Stockholders of PC Connection, Inc., a Delaware corporation (the "Company"), will be held at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 on the Everett Turnpike), Nashua, New Hampshire on Thursday, May 24, 2001 at 10:00 a.m., local time, to consider and act upon the following matters:

    1. To elect five directors to serve until the 2002 Annual Meeting of Stockholders;

    2. To approve the amendment of the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of the Company's Common Stock from 30,000,000 shares to 100,000,000 shares and the number of authorized shares of Preferred Stock from 7,500,000 shares to 10,000,000 shares;

    3. To amend the Company's 1997 Amended and Restated Stock Incentive Plan (the "1997 Plan") to increase the number of shares of Common Stock that may be issued thereunder from 3,000,000 to 3,600,000 shares;

    4. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the current year; and

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on March 28, 2001 are entitled to notice of, and to vote, at the meeting and at any adjournments thereof. All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          Steven Markiewicz, Secretary

Merrimack, New Hampshire
April 17, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              PC CONNECTION, INC.
                               730 Milford Road
                        Merrimack, New Hampshire 03054

                               ----------------

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On May 24, 2001

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PC Connection, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held on May 24, 2001 at 10:00 a.m. local time, at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 on the Everett Turnpike), Nashua, New Hampshire (the "Annual Meeting") and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the stockholders' instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

  The Notice of Meeting, this Proxy Statement, the enclosed proxy, the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "SEC"), and the Company's Annual Report to Stockholders for the year ended December 31, 2000 are being mailed to stockholders on or about April 27, 2001.

Voting Securities and Votes Required

  On March 28, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 24,419,525 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Stockholders are entitled to one vote per share.

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered as present for purposes of determining whether a quorum is present.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required for the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation ("the Charter") to increase the number of shares of Common Stock authorized thereunder to 100,000,000 shares from 30,000,000 shares and to increase the number of shares of Preferred Stock authorized thereunder to 10,000,000 shares from 7,500,000. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required for the approval of the amendment to the Company's 1997 Amended and Restated Stock Incentive Plan (the "1997 Plan") and the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors.

  Shares that abstain from voting in a particular matter, and shares held in "street name" by brokers of nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the Charter amendment. Abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth information, as of January 31, 2001, regarding the beneficial ownership of the Company's Common Stock by: (i) persons known by the Company to own more than 5% of the outstanding shares of Common Stock; (ii) each of the directors of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below; and (iv) all directors and executive officers of the Company as a group.

                                                  Shares of
                                                Common Stock      Common Stock
Name and Address                            Beneficially Owned(1) Outstanding
----------------                            --------------------- ------------
Patricia Gallup............................       8,714,094(2)        35.7%
David Hall.................................       8,669,094(3)        35.5%
Wayne L. Wilson............................         477,684(4)         1.9%
David Beffa-Negrini........................         284,117(5)         1.2%
Robert F. Wilkins..........................         277,268(6)         1.1%
Mark A. Gavin..............................         112,363(7)           *
Martin C. Murrer...........................          66,500(8)           *
John L. Bomba, Jr..........................          20,625(9)           *
Peter J. Baxter............................          17,500(10)          *
Bradley G. Mousseau........................           7,500(11)          *
All directors and executive officers as a
 group (10 individuals)....................      18,646,745(12)       72.9%

--------
  * Less than 1% of the total number of outstanding shares of Common Stock of the Company on January 31, 2001.

 (1) The number of shares beneficially owned by each director or executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of January 31, 2001 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (2) Includes 8,669,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust and 15,000 shares held by Ms. Gallup's spouse, as to which Ms. Gallup disclaims beneficial ownership.

 (3) Consists of 8,669,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust.

 (4) Includes 476,184 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Wilson has the right to acquire within 60 days after January 31, 2001.

 (5) Includes 281,775 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Beffa-Negrini has the right to acquire within 60 days after January 31, 2001.

 (6) Consists of 276,968 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Wilkins has the right to acquire within 60 days after January 31, 2001 and 300 shares held of record by Mr. Wilkins' children, as to which Mr. Wilkins disclaims beneficial ownership.

 (7) Includes 11,250 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Gavin has the right to acquire within 60 days after January 31, 2001.

 (8) Consists of 66,500 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Murrer has the right to acquire within 60 days after January 31, 2001.

 (9) Consists of 20,625 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Bomba has the right to acquire within 60 days after January 31, 2001.

(10) Consists of 7,500 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Baxter has the right to acquire within 60 days after January 31, 2001 and 10,000 shares jointly owned by Mr. Baxter and his spouse.

(11) Consists of 7,500 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Mousseau has the right to acquire within 60 days after January 31, 2001.

(12) Includes an aggregate of 1,148,302 shares of Common Stock issuable to the directors and executive officers upon exercise of outstanding stock options which they have the right to acquire within 60 days after January 31, 2001.

                             ELECTION OF DIRECTORS

  Directors are to be elected at the Annual Meeting. The Board of Directors is currently fixed at five members. The Company's Bylaws provide that the directors of the Company will be elected at each annual meeting of the Company's stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

  The persons named in the enclosed proxy (Patricia Gallup and David Hall) will vote to elect the five nominees named below as directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee is presently serving as a member of the Board of Directors and has consented to being named in this Proxy Statement and to serve if elected. If for any reason any nominee should be unable to serve, the persons acting under the proxy may vote the proxy for the election of a substitute nominee designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable to serve, if elected.

  The Board of Directors recommends a vote "FOR" the election of the nominees described below.

  Set forth below are the name, age and length of service as a director for each member of the Board of Directors and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 2001, appears under "Security Ownership of Certain Beneficial Owners and Management."

                Nominees for Election to the Board of Directors

  Patricia Gallup, age 47, has served on the Company's Board of Directors since September 1983. Ms. Gallup is a co-founder of the Company and has served as Chairman of the Board and Chief Executive Officer of the Company since January 1998. From September 1995 to January 1998, she served as the Chairman of the Board, President and Chief Executive Officer of the Company. From September 1994 to September 1995, she served as Chairman of the Board and Chief Executive Officer of the Company. From August 1990 to September 1994, Ms. Gallup served as the Company's President and Chief Executive Officer.

  David Hall, age 51, has served on the Company's Board of Directors since September 1983. Mr. Hall is a co-founder of the Company and has served as Vice Chairman of the Board since November 1997. From June 1997 to November 1997, he served as the Vice Chairman of the Board, Executive Vice President and Treasurer of the Company. From February 1995 to June 1997, Mr. Hall served as the Company's Vice Chairman of the Board and Executive Vice President. From March 1991 to February 1995, he served as the Executive Vice President of the Company.

  David B. Beffa-Negrini, age 47, has served on the Company's Board of Directors since September 1994 and as the Vice President of Media Development since January 1998. From January 1992 to January 1998, Mr. Beffa-Negrini served as the Company's Director of Merchandising.

  Martin C. Murrer, age 43, has served on the Company's Board of Directors since April 1995. Mr. Murrer has served as Managing Director of AEA Investors Inc. since February 1999. From January 1997 to February 1999, Mr. Murrer served as a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation, an investment company. From June 1995 to January 1997, Mr. Murrer was a Senior Vice President of Donaldson, Lufkin & Jenrette Securities Corporation.

  Peter J. Baxter, age 49, has served on the Company's Board of Directors since September 1997. Mr. Baxter was the Vice-Chairman and Chief Operating Officer of People's Heritage Financial Group, a bank holding company, from April 1998 to March 1999. Mr. Baxter also served as President, Chief Executive Officer and a director of CFX Corporation, a bank holding company, from January 1989 to April 1998.

Board and Committee Meetings

  The Board of Directors has an Audit Committee, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company's financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the outside auditors the financial information developed by the Company, the Company's systems of internal controls and the Company's audit process. The Audit Committee recommends to the Board each fiscal year the independent auditors who will audit the books of the Company for that year. The independent auditors meet with the Audit Committee (both with and without the presence of the Company's management) to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Annex A. The Audit Committee consists of Messrs. Murrer and Baxter, each of whom are "independent" as defined under Rule 4200 of the National Association of Securities Dealers' listing standards. The Board of Directors plans to appoint one additional Independent director to the Audit Committee by June 14, 2001. The Audit Committee met four times during fiscal 2000. See "Report of the Audit Committee".

  The Company also has a standing Compensation Committee of the Board of Directors, that administers the Company's stock incentive plan; determines the Chief Executive Officer's salary and incentive compensation and determines the compensation of other executive officers.

  The Compensation Committee met three times during 2000. The members of the Compensation Committee are Messrs. Murrer and Baxter. See "Report of the Compensation Committee".

  The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

  The Board of Directors held fourteen meetings during fiscal 2000. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board on which he or she served.

Directors' Compensation

  Messrs. Beffa-Negrini, Murrer and Baxter each receive a $15,000 annual retainer and fees of $1,000 for each Board meeting attended and $500 for each Board committee meeting attended on a day other than the day of the Board meeting, as well as reimbursement for all reasonable expenses incurred in attending Board and committee meetings. Mr. Murrer has waived payment of his directors' fees and in lieu thereof the Company has established a grant program pursuant to which a donee selected by Mr. Murrer can purchase products having a value equal to the amount of waived fees.

  Messrs. Beffa-Negrini, Murrer and Baxter are also eligible to participate in the Company's 1997 Plan.

  The following table describes the cash payment and options granted under the 1997 Stock Incentive Plan to Directors during 2000.

                                                  Cash Payment
                                                      for
                                                   Board and   Shares Underlying
                                                    Committee    Option Grants
Director                                            Service     under 1997 Plan
--------                                          ------------ -----------------
David Beffa-Negrini..............................   $28,250          6,250


Martin C. Murrer.................................   $   --          30,000


Peter J. Baxter..................................   $27,000         30,000

Certain Transactions

  The Company currently has leases for a facility in Marlow, New Hampshire and two facilities in Keene, New Hampshire with Gallup & Hall ("G&H"), a partnership owned solely by Patricia Gallup and David Hall, the Company's principal stockholders. The leases for the Keene, New Hampshire facilities expire in April 2002 and July 2008 and require annual rental payments of $172,500 (subject to annual adjustment for changes in the consumer price index). The lease for the Marlow, New Hampshire facility expires in May 2007 and requires annual rental payments of $6,000. These leases also obligate the Company to pay certain real estate taxes and insurance premiums on the premises. Rent expense under all such leases aggregated $168,700 for the year ended December 31, 2000.

  In November 1997, the Company entered into a fifteen-year lease for a new 114,000 square foot corporate headquarters in Merrimack, New Hampshire with G&H Post, L.L.C., an entity owned solely by Patricia Gallup and David Hall. The Company began occupying the new facility upon completion of construction in late November 1998, and lease payments began in December 1998. Annual lease payments under the terms of the lease are $911,400 for the first five years of the lease, increasing to $1,025,350 for years six through ten and to $1,139,400 for years 11 through 15. The lease requires the Company to pay its proportionate share of real estate taxes and common area maintenance charges as additional rent and also to pay insurance premiums for the leased property. The Company has the option to renew the lease for two additional terms of five years.

  During 2000 the Company provided various facilities management, maintenance, financial, tax and legal services to certain affiliates in connection with the operation of facilities leased by the Company from those affiliates. The Company was reimbursed $150,000 by G&H Post, L.L.C. and $150,000 by G&H during 2000 for those services.

 Voting Trust

  In connection with the Company's initial public offering, Patricia Gallup and David Hall placed all except 60,000 of the shares of Common Stock that they beneficially owned immediately prior to the public offering into a Voting Trust (the "Voting Trust") of which they serve as co-trustees. The terms of the Voting Trust require that both Ms. Gallup and Mr. Hall, as co-trustees, must agree as to the manner of voting the shares of Common Stock of the Company held by the Voting Trust in order for the shares to be voted. In the event the co-trustees are deadlocked with respect to the election of directors at a meeting of stockholders, the Board of Directors may require the co-trustees to execute and deliver to the Secretary of the Company a proxy representing all shares issued and outstanding in the name of the Voting Trust and entitled to vote in the election of directors. Such proxy shall confer upon the proxyholder authority to attend the meeting for purposes of establishing a quorum and to vote for the directors nominated by the Board of Directors, provided that such nominees are incumbent directors elected with the consent of the co-trustees. Each of Ms. Gallup and Mr. Hall may transfer shares of Common Stock for value to unaffiliated third parties. Any shares so transferred will no longer be subject to the Voting Trust and an equal number of the non-transferring co-trustee's shares will be released from the Voting Trust. Transfers by either of Ms. Gallup or Mr. Hall in excess of 75,000 shares in any 90-day period, or that would decrease the shares held by the Voting Trust to less than a majority of the outstanding shares, will be subject to a right of first refusal to the other. The Voting Trust will terminate when it holds less than 10% of the outstanding shares of Common Stock of the Company or at the death of both co-trustees. In addition, in the event of the death or incapacity of either co-trustee, or when either of Ms. Gallup or Mr. Hall holds less than 25% of the beneficial interest held by the other in the Voting Trust, the other will become the sole trustee of the Voting Trust with the right to vote all the shares held by the Voting Trust.

Executive Compensation

  Summary Compensation Table. The following table sets forth certain compensation information for the years ended December 31, 2000, 1999 and 1998 for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 during 2000 (collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                                              Long-Term
                                Annual Compensation Awards   Compensation
                              ------------------------------ ------------
                                                Other Annual  Securities   All Other
   Name and Principal          Salary   Bonus   Compensation  Underlying  Compensation
        Position         Year   ($)     ($)(1)   ($)(2)(3)   Options (#)      ($)
   ------------------    ---- -------- -------- ------------ ------------ ------------
Patricia Gallup......... 2000 $400,000      --          --         --        $3,435(4)
 Chairman of the Board
  and Chief              1999  300,000      --          --         --         3,688(5)
 Executive Officer       1998  300,000      --   $1,180,448        --         2,658(6)

Wayne L. Wilson ........ 2000  400,000 $275,000         --      55,000        1,242(4)
 President and Chief
  Operating              1999  375,000  370,000         --      90,645        1,917(5)
 Officer                 1998  350,000  120,000         --     375,000          696(6)

Robert F. Wilkins ...... 2000  375,000  250,000         --      55,000        3,111(4)
 Executive Vice Presi-
  dent                   1999  325,000  333,000         --      60,000        2,172(5)
                         1998  275,000  100,000         --     306,645        2,514(6)

Mark A. Gavin .......... 2000  210,000  100,000         --      30,000        2,218(4)
 Senior Vice President
  of Finance             1999  180,000   86,000         --      45,000        2,611(5)
 and Chief Financial Of-
  ficer                  1998  134,100   30,000         --      37,500        1,207(6)

John L. Bomba, Jr. ..... 2000  195,000   50,000         --      18,750        3,388(4)
 Vice President of
  Information            1999  180,000   86,000         --      11,250        3,424(5)
 Services and Chief      1998  165,000   48,000         --      34,500        2,848(6)
 Information Officer

--------
(1) Bonuses indicated as earned in any fiscal year were generally paid during the year or in the first quarter of the following fiscal year.

(2) In accordance with the rules of the SEC, perquisites and other personal benefits have been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the executive officer for the fiscal year indicated.

(3) Represents amounts accrued or distributed for Company related federal income tax obligations payable by Ms. Gallup.

(4) Consists of: (a) the Company's contributions for Ms. Gallup, Messrs. Wilkins, Gavin and Bomba under the Company's 401(k) Plan in the amounts of $2,625, $2,625, $1,768 and $2,625, respectively, and (b) the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup, Messrs. Wilson, Wilkins, Gavin and Bomba in the amounts of $810, $1,242, $486, $450 and $763, respectively.

(5) Consists of: (a) the Company's contributions for Ms. Gallup, Messrs. Wilkins, Gavin and Bomba under the Company's 401(k) Plan in the amount of $2,500, $1,632, $2,275 and $2,500, respectively, and (b) the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup, Messrs. Wilson, Wilkins, Gavin and Bomba in the amounts of $1,188, $1,917, $540, $336 and $924, respectively.

(6) Consists of: (a) the Company's contributions for Ms. Gallup, Messrs. Wilkins, Gavin and Bomba under the Company's 401(k) Plan in the amount of $2,250, $2,250, 1,031 and $2,500 respectively, and (b) the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup, Messrs. Wilson, Wilkins, Gavin and Bomba in the amounts of $408, $696, $264, $176 and $348, respectively.

 Employment and Severance Agreements

  The Company is a party to employment agreements with certain of the Named Executive Officers. Each employment agreement contains provisions for establishing the annual base salary and bonus for each such executive officer. Pursuant to the terms of the employment agreements, the 2001 annual base salary for each of Ms. Gallup, and Messrs. Wilson and Wilkins has been established at $400,000, $400,000, and $375,000, respectively. In addition, the Named Executive Officers are eligible to receive an annual bonus based upon the achievement of individual and Company goals. The employment agreements may be terminated by the Named Executive Officer or by the Company. Under the terms of Messrs. Wilson's and Wilkins' employment agreements, if the Company terminates such executive's employment without cause (as defined therein), the Company is required to pay to such executive severance payments at the executive's then applicable base salary rate for a period of twelve months. Messrs. Wilson's and Wilkins' employment agreements include certain non-compete obligations which extend for two years after termination of employment.

  The Company has entered into letter agreements with each of Messrs. Gavin and Bomba, providing for severance payments for six months and nine months, respectively, at their then applicable annual base salaries if the Company terminates their employment for any reason other than for cause or for a change in control. In the event of termination resulting from a change in control of the Company, such severance payments would extend for a total of twelve months. Both letter agreements include certain non-compete obligations which extend for eighteen months after termination of employment.

  Option Grant Table. The following table sets forth certain information regarding stock options granted during the year ended December 31, 2000 by the Company to the Named Executive Officers:

                          Option Grants in Last Year

                                      Individual Grants
                         --------------------------------------------
                                                                                 Potential Realizable Value at
                          Number of      Percent of                                 Assumed Annual Rates of
                         Securities    Total Options                              Stock Price Appreciation for
                         Underlying      Granted to       Exercise                      Option Term (1)
                           Options      Employees in    or Base Price Expiration ------------------------------
   Name                  Granted (#) Fiscal Year (%)(2)   ($/Sh)(3)      Date        5%($)          10%($)
   ----                  ----------- ------------------ ------------- ---------- -------------- ---------------
Patricia Gallup.........      --            --                 --           --              --              --

Wayne L. Wilson.........   30,000           4.8%          $18.3333     01/21/10  $      345,891 $       876,557
                           25,000           4.0            51.8130     07/17/10         814,623       2,064,414

Robert F. Wilkins.......   30,000           4.8            18.3333     01/21/10         345,891         876,557
                           25,000           4.0            51.8130     07/17/10         814,623       2,064,414

Mark A. Gavin...........   15,000           2.4            18.3333     01/21/10         172,946         438,278
                           15,000           2.4            51.8130     07/17/10         488,774       1,238,649

John L. Bomba, Jr.......   11,250           1.8            18.3333     01/21/10         129,709         328,709
                            7,500           1.2            51.8130     07/17/10         244,387         619,324

--------
(1) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which the stock options are exercised.

(2) Calculated based on an aggregate of 626,415 options granted under the 1997 Plan to employees during the fiscal year ended December 31, 2000.

(3) The exercise price is equal to the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of grant.

  Option Exercises and Year-End Values. The following table sets forth certain information regarding the aggregate shares of Common Stock acquired upon stock option exercises by the Named Executive Officers and the value realized upon such exercises during the year ended December 31, 2000, as well as the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 2000:

              Aggregate Option Exercises in Last Fiscal Year and
                            Year-End Option Values

                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised    In-The-Money Options at
                            Shares      Value     Options at Year-End (#)       Year End ($)(1)
                         Acquired on   Realized  ------------------------- -------------------------
  Name                   Exercise (#)    ($)     Exercisable Unexercisable Exercisable Unexercisable
  ----                   ------------ ---------- ----------- ------------- ----------- -------------
Patricia Gallup.........       --            --        --           --           --           --
Wayne L. Wilson.........   164,270    $6,792,732   468,684      182,664     $920,729     $ 65,624
Robert F. Wilkins.......   130,000     5,167,718   264,552      179,917      134,952      104,140
Mark A. Gavin...........    26,249       876,336       --        86,251          --        16,406
John L. Bomba, Jr.......    39,329       952,234    17,813       46,688        4,102       12,305

--------
(1) Represents the difference between the last reported sales price of the Company's Common Stock as reported by the Nasdaq National Market on December 29, 2000 ($10.38), the last trading day of 2000, and the exercise price of the option, multiplied by the number of shares subject to the option.

Report of the Compensation Committee

  The Compensation Committee of the Board of Directors has oversight over the Company's executive compensation programs and determines the compensation of the executive officers of the Company. The Committee also administers the Company's stock incentive plans. The Committee consists entirely of independent, non-employee directors.

  This report is submitted by the Compensation Committee and addresses the Company's compensation policies for 2000 as they affected Ms. Gallup and the Company's other executive officers.

  The Compensation Committee seeks to achieve three broad goals in connection with the Company's compensation philosophy and decisions regarding individual compensation. First, the Company is committed to providing executive compensation designed to attract, retain and motivate executives who contribute to the long-term success of the Company and are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industry in which the Company operates. Second, the Company wants to reward executives for the achievement of business objectives of the Company and/or the individual executive's particular area of responsibility. By tying compensation in part to achievement, the Company believes that a performance-oriented environment is created for the Company's executives. Finally, compensation is intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

  Each executive's total compensation depends upon the executive's performance against specific objectives assigned at the beginning of each year. These objectives include both quantitative factors related to the Company's short-term financial objectives and qualitative factors such as (a) demonstrated leadership ability, (b) management development, (c) compliance with Company policies and (d) anticipation of and response to changing market and economic conditions, to enhance the Company's ability to operate profitably. Annual compensation for the Company's executives generally consists of three elements:

  salary--levels are generally set by reviewing compensation for competitive positions in the market and considering the executive's level of responsibility, qualifications and experience, as well as the Company's financial performance and the individual's performance;

  bonus--amounts are generally based on achievement of the Company's performance goals for the year; and

  stock option grants--options provide long-term incentives to promote and identify long-term interests between the Company's employees and its stockholders and to assist in the retention of executives.

  In addition, executives are also eligible to receive various benefits, including medical, disability and life insurance plans, and may participate in the Company's stock purchase plan and 401(k) qualified savings plan. All of these benefits are generally available to all employees of the Company.

  In making decisions regarding executive compensation, the Compensation Committee considered the input of the Company's other directors and the results of an informal study conducted by members of management and presented to the Compensation Committee relating to comparable direct marketing firms of personal computers and related peripherals. In order to attract, retain and motivate the talented personnel it needs, the Company has structured its executive compensation program to provide its employees with cash compensation competitive with total compensation paid by comparable companies. Bonuses are primarily based on corporate performance, with actual awards varying greatly according to the Company's overall performance and the individual's impact on that performance.

 Base Salaries for 2000

  Early in 2000, the Committee reviewed base salaries for all Named Executive Officers, including Ms. Gallup. Ms. Gallup's salary for 2000 was set at $400,000. The increases in annual salary rates for all other Named Executive Officers were based on recommendations of Ms. Gallup and were designed to ensure salary levels which remain competitive within the market.

 Bonus Compensation for 2000

  Ms. Gallup did not receive a bonus for 2000. The other Named Executive Officers received bonuses for 2000 based upon their participation in an Executive Bonus Pool established and approved by the Committee early in 2000. The total amount payable under the Pool was determined by reference to the Company's percentage achievement of certain annual targets for growth in earnings per share (EPS) and revenues. EPS and revenue growth targets were weighted 75%/25%. Individual bonuses were then allocated based upon pre-determined individual shares of the Pool.

 Stock Option Awards in 2000

  The Compensation Committee reviews and approves all grants of stock options to the Company's officers and reviews all grants of stock options to other employees. During 2000, the Named Executive Officers, other than Ms. Gallup, received grants of stock options as part of the Company's overall program to make periodic grants of stock options to a broad range of its managerial employees.

 Ms. Gallup's Compensation

  The Compensation Committee has determined that, based upon a review of the Company's operations and salaries of Chief Executive Officers of comparable companies, Ms. Gallup's salary for 2001 will be $400,000.

Ms. Gallup did not receive a bonus for 2000. Also, in light of her substantial current stock ownership, the Compensation Committee determined not to recommend to the Board of Directors any award of equity-based compensation. The Compensation Committee believes that Ms. Gallup's salary, bonus and equity-based compensation has been set at a level competitive with other companies in the industry.

 Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure stock option grants under the Company's stock plans in a manner that complies with
Section 162(m) of the Code so as to mitigate any disallowance of deductions. Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be in excess of the limit when the Compensation Committee believes such payments are appropriate and in the best interests of its stockholders, after taking into consideration changing business conditions and the performance of its employees.

                                          Martin C. Murrer, Chairman
                                          Peter J. Baxter

Compensation Committee and Interlocks and Insider Participation

  The members of the Compensation Committee are Messrs. Murrer and Baxter. No member of the Compensation Committee was at any time during 2000, or formerly, an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of copies of reports filed by individuals required to make filings ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, the Company believes that all such reports required to be filed under Section 16(a) of the Exchange Act for the 2000 fiscal year were timely filed.

Stock Performance Graph

  The following stock performance graph compares cumulative total stockholder return on the Company's Common Stock for the period from March 3, 1998, the date of the Company's initial public offering, through December 31, 2000 with the cumulative total return for (i) the Russell 2000 Index, and (ii) the Company's Peer Group. This graph assumes the investment of $100 on March 3, 1998 in the Company's Common Stock (at the initial public offering price) the Russell 2000 Index and the Company's Peer Group and assumes dividends are reinvested. The Company's Peer Group consists of CDW Computer Centers, Inc., IdeaMall, Inc., Insight Enterprises, Inc., Multiple Zones, Inc., and Systemax, Inc.

                                    [GRAPH]

                                                               Annual Return
                                                                 Percentage
                                                            --------------------
                                                                Years Ending
                                                            --------------------
Company Name/Index                                          Dec-98 Dec-99 Dec-00
------------------                                          ------ ------ ------
PC Connection Inc.......................................... -32.86 95.74  -54.89
Russell 2000 Index.........................................  -8.75 19.62   -4.20
Peer Group.................................................  61.88 18.19  -35.41

                                                              Indexed Returns
                                                            --------------------
                                                     Base       Years Ending
                                                    Period  --------------------
Company Name/Index                                 3 Mar 98 Dec-98 Dec-99 Dec-00
------------------                                 -------- ------ ------ ------
PC Connection Inc.................................   100     67.14 131.43  59.29
Russell 2000 Index................................   100     91.25 109.15 104.57
Peer Group........................................   100    161.88 191.34 123.57

                  APPROVAL OF AMENDMENT INCREASING AUTHORIZED
                          COMMON AND PREFERRED STOCK

  In March 2001, the Board of Directors of the Company unanimously voted to recommend to the stockholders that the Company's Amended and Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 30,000,000 shares to 100,000,000 shares and the number of authorized shares of Preferred Stock from 7,500,000 shares to 10,000,000 shares. Of the 30,000,000 shares of Common Stock authorized, 24,416,410 shares were outstanding as of January 31, 2001, and 2,607,459 shares were issuable pursuant to stock options outstanding as of January 31, 2001 under the Company's stock option plans. Of the 7,500,000 shares of Preferred Stock authorized, none were outstanding as of January 31, 2001. The Charter amendment is attached to this proxy statement as Annex B.

  The Board believes that the authorization of additional shares of Common Stock and Preferred Stock is necessary to provide shares for issuance in connection with the exercise of stock options expected to be granted under the Company's stock option plans, possible future stock dividends, financings, joint ventures, acquisitions and other general corporate purposes. There are no existing plans, understandings or agreements for the issuance of any shares of Common Stock or Preferred Stock. If the amendment is adopted by the stockholders, the Board of Directors will have authority to issue shares of Common Stock and Preferred Stock without the necessity of further stockholder action. Holders of the Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

  Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment to the Company's Amended and Restated Certificate of Incorporation.

  The Board of Directors recommends a vote "FOR" the approval of the Charter Amendment.

       APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1997
                             STOCK INCENTIVE PLAN

  Stock options are the principal vehicle used by the Company for the payment of long-term compensation, to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Under the 1997 Plan, the Company is currently authorized to issue a total of 3,000,000 shares of Common Stock. As of March 30, 2001, there were 764,089 shares available for future grant under the 1997 Plan. Accordingly, on March 30, 2001 the Board of Directors adopted, subject to stockholder approval, an amendment to the 1997 Plan increasing the number of shares of Common Stock available for issuance upon exercise of awards granted under the 1997 Plan by 600,000 shares to 3,600,000 shares.

Summary of the 1997 Plan

  The following is a brief summary of the material provisions of the amended and restated 1997 Plan, as amended and is qualified in its entirety by reference to the 1997 Plan which is attached to this proxy statement as Annex C.

 Administration

  The 1997 Plan is administered by the Board of Directors. The Board of Directors has the authority to, among other things, select the recipients of Awards (as defined below) and determine (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors has delegated its authority to make awards under the 1997 Plan to the Compensation Committee.

 Description of Awards

  The 1997 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock and other stock-based awards (collectively, "Awards").

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company, its parent or subsidiary). The 1997 Plan permits the Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

  Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

  Other Stock-Based Awards. Under the 1997 Plan, the Board has the right to grant other Awards having such terms and conditions as the Board may determine, including issuance of stock ("Stock Grants") and the grant of stock appreciation rights.

 General Provisions Applicable to Awards

  The 1997 Plan authorizes the Board to provide for transferable Awards, provided, however, that options intended to qualify as incentive stock options may not be transferable other than by will or by the laws of descent and distribution. In addition, if authorized by the Board, participants may satisfy withholding tax requirements by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation.

 Eligibility to Receive Awards

  The employees, officers, directors, consultants and advisors of the Company and its present and future subsidiaries are eligible to participate in the 1997 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the 1997 Plan shall be 250,000 per calendar year.

  As of December 31, 2000, the Company had 1,654 employees. On April 16, 2001, the closing sale price of the Company's Common Stock on the Nasdaq National Market was $9.08.

  The granting of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

 Adjustments

  The Board is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events.

 Amendment or Termination

  The Board may at any time amend or terminate the 1997 Plan.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan. This summary is based on the federal tax laws in effect on the date of this proxy statement. Changes to these laws would alter the tax consequences described below.

  Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a valid Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a valid
Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

  Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 1997 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award or underlying Common Stock.

  Tax Consequences to the Company. The grant of an Award under the 1997 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

  The Board of Directors recommends a vote "FOR" the approval of the increase in shares underlying the 1997 Plan.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected the firm of Deloitte & Touche LLP, independent auditors, to serve as the Company's independent auditors for the fiscal year ending December 31, 2001. The ratification of this selection is not required under the laws of the State of Delaware, where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting the Company's independent auditors. Deloitte & Touche LLP has served as the Company's independent auditors since 1984. It is expected that a member of Deloitte & Touche LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

  The Board of Directors recommends a vote "FOR" the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors.

Report of the Audit Committee

  In accordance with its written charter adopted by the Board of Directors ("the Board"), the Audit Committee ("the Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and other such duties as directed by the Board. Each member of the Committee is free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and meets the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ.

  During fiscal year 2000, the Committee met four times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to public release.

  In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard

No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

  The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

  The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2000 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

  Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

                                          Peter J. Baxter, Chairman
                                          Martin C. Murrer

 Audit Fees

  The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000 were $275,000.

 Financial Information Systems Design and Implementation Fees

  Deloitte did not render any professional services for information technology services relating to financial information systems design or implementation of the operation of the Company's information system or the management of its local area network for the fiscal year ended December 31, 2000.


 All Other Fees

  The aggregate fees billed by Deloitte for services rendered to the Company, other than for the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $313,348. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence, and has determined, in its business judgment, that such services are comparable with maintaining independence.

                            Additional Information

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

  All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. The Company will also request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

Deadline for Submission of Stockholder Proposals

  Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office in Merrimack, New Hampshire not later than December 18, 2001 for inclusion in the proxy statement for that meeting.

  If a stockholder of the Company who holds less than 40% of the shares of capital stock of the Company issued and outstanding and entitled to vote wishes to present a proposal before the 2002 Annual Meeting but has not complied with the requirements for inclusion of such proposal in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act, such stockholder must give notice of such proposal to the Secretary of the Company at the principal offices of the Company. The required notice must be made in writing and delivered or mailed and received at the principal executive offices of the Company not later than March 25, 2002 nor earlier than February 23, 2002. Notwithstanding the foregoing, if the Company provides less than 70 days notice or prior public disclosure of the date of the meeting to the stockholders, notice by the stockholders must be received by the Secretary not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

  The advance notice provisions of the Company's bylaws supercede the notice requirements contained in the recent amendments to Rule 14a-8 under the Exchange Act.

Annual Report on Form 10-K

  A copy of PC Connection's Annual Report on Form 10-K for the year ended December 31, 2000 has been mailed to all stockholders. Additional copies of the Annual Report on Form 10-K are available, without charge, upon written request to: PC Connection, Inc., Attn: Corporate Communications, 730 Milford Road, Merrimack, New Hampshire 03054.

                                          By Order of the Board of Directors,

                                          Steven Markiewicz

April 17, 2001

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                        ANNEX A

                              PC CONNECTION, INC.

                              BOARD OF DIRECTORS

                            AUDIT COMMITTEE CHARTER
            NASDAQ/Amex Listed Companies Not Small Business Filers

                          For Use Until June 14, 2001

I. Membership

A. Number. The Audit Committee shall consist of at least two independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

  l. Has not been an employee of the Company or any affiliate of the Company in the past three years;

  2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

  3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

  4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation--other than benefits under a tax qualified retirement plan, compensation for director service or non-discretionary compensation--greater than $60,000; and

  5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or
      (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

   Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. Responsibilities of the Audit Committee

  The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall reply on the information and advice provided by the Company's management and/or its outside auditor.

A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

C. The Audit Committee shall ensure that they received from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. l.

D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

L. The Audit Committee shall meet privately at least once per year with: (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                                  /s/ Steven Markiewicz
                                        _______________________________________
                                               Steven Markiewicz, Secretary

Adopted May 19, 2000

                                                                        ANNEX B

                           CERTIFICATE OF AMENDMENT

                                      of

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      of

                              PC CONNECTION, INC.

                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware

                               ----------------

  PC Connection, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

  At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment at a meeting in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED: That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:

      FOURTH: The total number of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.

  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment
to be signed by its Chief Executive Officer this    day of May, 2001.

                                          PC Connection, Inc.

                                          By: _________________________________
                                             Patricia Gallup, Chief Executive
                                                          Officer

                                                                        ANNEX C

                              PC CONNECTION, INC.

                1997 AMENDED AND RESTATED STOCK INCENTIVE PLAN

1. Purpose

  The purpose of this 1997 Stock Incentive Plan (the "Plan") of PC Connection, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of PC Connection, Inc. shall include any present or future subsidiary corporations of PC Connection, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. Eligibility

  All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3. Administration, Delegation

  (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

  (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

  (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the common stock, $0.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. Stock Available for Awards

  (a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 3,000,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  (b) Per-Participant Limit. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 250,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

  (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5. Stock Options

  (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

  (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

  (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

  (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No Option will be granted for a term in excess of 10 years.

  (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

  (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

    (1) in cash or by check, payable to the order of the Company;

    (2) except as the Board may otherwise provide in an Option Agreement, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

    (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

    (4) any combination of the above permitted forms of payment.

6. Restricted Stock

  (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

  (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. Other Stock-Based Awards

  The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. General Provisions Applicable to Awards

  (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

  (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

  (c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

  (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

  (e) Acquisition Events

    (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding
  Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which
  (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options;
  (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

    An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

    (2) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

  (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

  (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

  (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

  (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9. Miscellaneous

  (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

  (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (1) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

  (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

  (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

  (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                              PC CONNECTION, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 24, 2001

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoints Patricia Gallup and David Hall, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of PC Connection, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 24, 2001, at 10:00 a.m., local time, at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 on the Everett Turnpike), Nashua, New Hampshire and at any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE

[X]  Please mark votes as in this example.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES.

1.   To elect the following five Directors for the ensuing year:

NOMINEES: Patricia Gallup, David Hall, David Beffa-Negrini, Martin C. Murrer and Peter J. Baxter.

____For     ____Withheld      For all nominees except:________________________

2. To approve the amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 100,000,000 shares and the number of authorized shares of Preferred Stock from 7,500,000 shares to 10,000,000 shares.

____For      ____Against               ____Abstain

3. To approve the amendment to the 1997 Amended and Restated Stock Incentive Plan to increase the number of shares of Common Stock that may be issued thereunder from 3,000,000 to 3,600,000 shares.

____For      ____Against               ____Abstain

4. To ratify the selection of Deloitte & Touche LLP as independent auditors for the ensuing year.

____For      ____Against               ____Abstain

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT _____

MARK HERE IF YOU PLAN TO ATTEND THE MEETING _____

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, or attorney, please give full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature:_______________________  Date:___________________________

Signature:_______________________  Date:___________________________